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                                                                      Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

May 20, 2002

Dear Sir:

We have read the paragraphs included in Item 5 of Sheldahl's Form 10-Q for the quarter ended March 29, 2002 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
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Copy to: Mr. Brent Pouliquen, Chief Executive Officer, Sheldahl, Inc.